EXHIBIT 5.1

August 8, 2003

EXACT Sciences Corporation
100 Campus Drive
Marlborough, MA 01752

Re:	Registration Statement on Form S-8 Relating to each of the 2000 Stock Option and Incentive Plan and the Amended and Restated 2000 Employee Stock Purchase Plan (collectively, the "Plans")

Dear Sir or Madam:

        We are acting as counsel for EXACT Sciences Corporation, a Delaware corporation (the "Company"), in connection with the registration on a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,952,690 shares of Common Stock par value $.01 per share of the Company under the 2000 Stock Option and Incentive Plan and (ii) 283,962 shares of Common Stock par value $.01 per share of the Company under the Amended and Restated 2000 Employee Stock Purchase Plan (collectively the "Plans").

        In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or certified copies, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including, without limitation, (a) the Plans, (b) the Company's Sixth Amended and Restated Certificate of Incorporation, as amended, (c) the Company's Amended and Restated By-Laws, (d) a specimen of the form of stock certificate evidencing the shares of Common Stock of the Company and (e) the minute books and stock records of the Company.

        Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company issued or proposed to be issued pursuant to the terms of the Stock Plans, and the terms of any agreement relating to such issuance, will be upon receipt of the consideration provided for in the Plans, validly issued, fully paid and nonassessable upon the issuance of such shares in accordance with the terms of the Plans.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                      Very truly yours,

                      /s/ TESTA HURWITZ & THIBEAULT, LLP

                      TESTA HURWITZ & THIBEAULT, LLP